Exhibit 4.5
EXPRESSJET HOLDINGS, INC.
2007 STOCK INCENTIVE PLAN
(As Amended and Restated Effective May 14, 2009)
Effective as of May 23, 2007, ExpressJet Holdings, Inc. (the “Company”), a Delaware corporation, adopted the 2007 Stock Incentive Plan (the “Plan”). The Plan as set forth herein constitutes an amendment and restatement of the Plan as previously adopted, and shall supersede and replace in its entirety such previously adopted plan.
1. PURPOSE OF THE PLAN
The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as directors of the Company and as employees of the Company and its Subsidiaries who are expected to contribute to the Company’s success, and to achieve long-term objectives that will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.
2. DEFINITIONS
2.1. “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.
2.2. “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award hereunder, including through an electronic medium.
2.3. “Board” shall mean the board of directors of the Company.
2.4. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
2.5. “Committee” shall, subject to the following sentence, mean the Human Resources Committee of the Board or a subcommittee thereof formed by the Human Resources Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules and regulations of the New York Stock Exchange (or such other principal securities market on which the Shares are traded); provided, however, that as it relates to, any person who is neither a Covered Employee nor subject to Section 16 of the Exchange Act, “Committee” shall mean the Chief Executive Officer of the Company in his capacity as CEO Committee of the Board (or, if the Chief Executive Officer is not a director of the Company or if the CEO Committee of the Board is dissolved, the Committee).
2.6. “Covered Employee” shall mean an employee of the Company or its subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code.
2.7. “Director” shall mean a non-employee member of the Board.
2.8. “Dividend Equivalents” shall have the meaning set forth in Section 12.5.
2.9. “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.
2.10. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
2.11. “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be the per Share closing price of the Shares as reported on the New York Stock Exchange on that date (or if there were no reported prices on such date, on the last preceding date on which the prices were reported) or, if the Company is not then listed on the New York Stock Exchange, on such other principal securities exchange on which the Shares are traded, and if the Company is not listed on the New York Stock Exchange or any other securities exchange, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria.

2.12. “Limitations” shall have the meaning set forth in Section 10.4.
2.13. “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.
2.14. “Other Share-Based Award” shall have the meaning set forth in Section 8.1.
2.15. “Participant” shall mean an Employee or Director who is selected by the Committee to receive an Award under the Plan.
2.16. “Payee” shall have the meaning set forth in Section 13.1.
2.17. “Performance Award” shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.
2.18. “Performance Cash” shall mean any cash incentives granted pursuant to Article 9 which will be paid to the Participant upon the achievement of such performance goals as the Committee shall establish.
2.19. “Performance Period” shall mean that period established by the Committee of not less than 12 months during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.
2.20. “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value will be paid to the Participant upon achievement of such performance goals as the Committee shall establish.
2.21. “Performance Unit” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated amount of property other than Shares (or cash), which value will be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.
2.22. “Permitted Assignee” shall have the meaning set forth in Section 12.3.
2.23. “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
2.24. “Restricted Stock Award” shall have the meaning set forth in Section 7.1.
2.25. “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, and/or to receive any cash Dividend Equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
2.26. “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1.
2.27. “Shares” shall mean the shares of common stock of the Company, par value $.01 per share.
2.28. “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.
2.29. “Subsidiary” shall mean any entity (other than the Company) in an unbroken chain of entities beginning with the Company if, at the relevant time each of the entities other than the last in the unbroken chain possesses 50% or more of the total combined voting power of all classes of stock in one of the other entities in the chain.

2.30. “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
2.31. “Vesting Period” shall have the meaning set forth in Section 7.1.
3. SHARES SUBJECT TO THE PLAN
3.1 Number of Shares. (a) Subject to adjustment as provided in Section 12.2, the total number of Shares authorized (i) for issuance under the Plan and (ii) for issuance under the Plan through “incentive stock options” as defined in Section 422 of the Code shall be the sum of 2,400,000 and the number of Shares that remained available for issuance under the Plan immediately prior to the effective date of this amendment and restatement of the Plan.
(b) If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award (including on payment in Shares on exercise of a Stock Appreciation Right), such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan.
(c) In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall be available for issuance under the Plan.
(d) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any 36-month period pursuant to Section 10.4. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination. Grants of Awards described in the preceding sentence shall be made in compliance with any rules of the New York Stock Exchange or other exchange on which the Company’s common stock is listed.
3.2. Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.
4. ELIGIBILITY AND ADMINISTRATION
4.1. Eligibility. Any Employee or Director shall be eligible to be selected as a Participant.
4.2. Administration. (a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings.
5. OPTIONS
5.1. Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.
5.2. Award Agreements. All Options granted pursuant to this Article shall be evidenced by a written (including an electronic writing) Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.
5.3. Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with Substitute Awards), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the Securities and Exchange Commission or the principal securities market on which the Shares are traded.
5.4. Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted.
5.5. Exercise of Options. (a) Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.
(b) Unless otherwise provided in an Award Agreement, full payment of the purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement, or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance. Except for Substitute Awards, under circumstances contemplated by Article 11 or as may be set forth in an Award Agreement with respect to (i) retirement, death or disability of a Participant, or (ii) special circumstances determined by the Committee (such as the achievement of performance objectives), Options granted to employees of the Company or any Subsidiary will not be exercisable before the expiration of one year from the date the Option is granted (but may become exercisable pro rata over such time).
5.6. Form of Settlement. In its sole discretion, the Committee may provide that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.
5.7. Incentive Stock Options. The Committee may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code.

6. STOCK APPRECIATION RIGHTS
6.1. Grant and Exercise. The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.
6.2. Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:
(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the right on the date of grant, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of the one Share on the date of grant of such right.
(b) Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.
(c) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.
(d) The Committee may impose such other conditions or restrictions on the terms of exercise and the grant price of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall (i) have a grant price not less than Fair Market Value on the date of grant (subject to adjustment as provided in Section 12.2) or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code), except for Substitute Awards, (ii) have a term not greater than ten (10) years, and (iii) not be exercisable before the expiration of one year from the date of grant (but may become exercisable pro rata over such time), except for Substitute Awards, under circumstances contemplated by Article 11 or as may be set forth in an Award Agreement with respect to (x) retirement, death or disability of a Participant or (y) special circumstances determined by the Committee, such as the achievement of performance objectives.
(e) Without the approval of the Company’s stockholders, other than pursuant to Section 12.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant, (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with Substitute Awards), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the Securities and Exchange Commission or the principal securities market on which the Shares are traded.
(f) The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award as the Committee shall determine in its sole discretion.
7. RESTRICTED STOCK AND RESTRICTED STOCK UNITS
7.1. Grants. Awards of Restricted Stock and of Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards, awards under the Company’s Long Term Incentive Plan and other earned cash-based incentive compensation. A Restricted Stock Award or Restricted Stock Unit Award shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee (the “Vesting Period”). The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.
7.2. Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in a written (including electronic writings) Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.
7.3. Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award. Except as otherwise provided in an Award Agreement, any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award. Notwithstanding the foregoing, dividends, dividend equivalents and any Shares or other property distributed with respect to any Restricted Stock Award or Restricted Stock Unit Award that is subject to Article 10 shall be accumulated (or reinvested in additional Restricted Stock or Restricted Stock Units) until the vesting of such Award pursuant to Article 10.

7.4. Minimum Vesting Period. Except for Substitute Awards and for certain limited situations (including the death, disability or retirement of the Participant, and a Change in Control as defined in Article 11), or special circumstances determined by the Committee, such as the achievement of performance objectives (which shall have a minimum Vesting Period of one year), Restricted Stock Awards and Restricted Stock Unit Awards subject solely to the continued employment of employees of the Company or a Subsidiary shall have a Vesting Period of not less than three (3) years from date of grant (but permitting pro rata vesting over such time); provided that such restrictions shall not be applicable to (i) grants to new hires to replace forfeited awards from a prior employer, or (ii) grants of Restricted Stock or Restricted Stock Units in payment of Performance Awards, awards under the Company’s Long Term Incentive Plan and other earned cash-based incentive compensation. Subject to the foregoing minimum Vesting Period requirements, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Award or Restricted Stock Unit Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions on vesting set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate. The minimum Vesting Period requirements of this Section shall not apply to Restricted Stock Awards or Restricted Stock Unit Awards granted to Directors.
8. OTHER SHARE-BASED AWARDS
8.1. Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”) may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based incentive compensation.
8.2. Award Agreements. The terms of an Other Share-Based Award granted under the Plan shall be set forth in a written (including electronic writings) Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding the foregoing, dividends, dividend equivalents and any Shares or other property distributed with respect to any Other Share-Based Award that is subject to Article 10 shall be accumulated (or reinvested in additional Other Share-Based Awards) until the vesting of such Award pursuant to Article 10.
8.3. Minimum Vesting Period. Except for Substitute Awards and for certain limited situations (including the death, disability or retirement of the Participant, and a Change in Control as defined in Article 11), or special circumstances determined by the Committee, such as the achievement of performance objectives (which shall have a minimum Vesting Period of one year), Other Share-Based Awards subject solely to the continued employment of employees of the Company or a Subsidiary shall have a Vesting Period of not less than three (3) years from date of grant (but permitting pro rata vesting over such time); provided that such restrictions shall not be applicable to (i) grants to new hires to replace forfeited awards from a prior employer, or (ii) grants of Other Share-Based Awards in payment of Performance Awards and other earned cash-based incentive compensation. Subject to the foregoing minimum Vesting Period requirements, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of an Other Share-Based Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate. The minimum Vesting Period requirements of this Section shall not apply to Other Share-Based Awards granted to Directors.
8.4. Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9. PERFORMANCE AWARDS
9.1. Grants. Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.1.
9.2. Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in a written (including electronic writings) Award Agreement which shall contain provisions determined by the Committee, not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant. Notwithstanding the foregoing, dividends, dividend equivalents and any Shares or other property distributed with respect to any Performance Award that is subject to Article 10 shall be accumulated (or reinvested in additional Performance Awards) until the vesting of such Award pursuant to Article 10.
9.3. Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than one year nor longer than five years. The amount of the Award to be distributed shall be conclusively determined by the Committee.
9.4. Payment. Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.
10. CODE SECTION 162(m) PROVISIONS
10.1. Performance Criteria. If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, aircraft rent, depreciation and/or amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; stockholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.
10.2. Adjustments. Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to this Article 10, the Committee may adjust downward, but not upward, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.
10.3. Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.
10.4. Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 12.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any 36-month period with respect to more than 500,000 Shares or (ii) Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards that are denominated in Shares subject to this Article 10 in any 36-month period with respect to more than 300,000 Shares (the “Limitations”). In addition to the foregoing, the maximum dollar value that may be earned by any Participant in any 12-month period with respect to Performance Awards that are denominated in cash is $3,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

11. CHANGE IN CONTROL PROVISIONS
11.1. Impact on Certain Awards. Award Agreements may provide that in the event of a Change in Control (as defined in Section 11.3): (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefor if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, and (ii) all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of the Performance Period completed as of the date of the Change in Control), and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed.
11.2. Assumption or Substitution of Certain Awards. (a) Unless otherwise provided in an Award Agreement, in the event of a Change in Control in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, if a Participant’s employment with such successor company (or a subsidiary thereof) terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), (ii) restrictions and deferral limitations on Restricted Stock and Restricted Stock Units shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions and limitations and become fully vested, and (iii) the restrictions and deferral limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.
(b) Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for shall immediately vest and become fully exercisable, (ii) restrictions and deferral limitations on Restricted Stock and Restricted Stock Units that are not assumed or substituted for shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions and limitations and become fully vested, and (iii) the restrictions and deferral limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.
(c) The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

11.3. Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events:
(a) During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
(b) Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Company or any subsidiary, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) pursuant to a Non-Qualifying Transaction, as defined in paragraph (c), or (v) by any person of Company Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 30% or more of Company Voting Securities by such person;
(c) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the holders of Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) or (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non — Qualifying Transaction”);
(d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets; or
(e) The occurrence of any other event that the Board determines by a duly approved resolution constitutes a Change in Control.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.
12. GENERALLY APPLICABLE PROVISIONS
12.1. Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3 or Section 6.2(e), (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (f) amend any provision of Section 10.4. The Board may not, without the approval of the Company’s stockholders, take any other action with respect to an Option or Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the Securities and Exchange Commission or the principal securities market on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award. In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.

12.2. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, appropriate adjustments and other substitutions shall be made to the Plan and the Awards taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of Shares that may be issued as incentive stock options and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan, with the specific manner and method of effecting such adjustment (which may include, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.
12.3. Transferability of Awards. Except as provided below, no Award and no Shares subject to Awards described in Article 8 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable contributions; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.
12.4. Termination of Employment. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.
12.5. Deferral; Dividend Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that such amounts and Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, Dividend Equivalents distributed with respect to any Award that is subject to Article 10 shall be accumulated (or reinvested) until the vesting of such Award pursuant to Article 10.
13. MISCELLANEOUS
13.1. Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) otherwise deliverable in connection with the Award.

13.2. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan or the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Participants under the Plan.
13.3. Prospective Recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed, which execution may be effected electronically, an agreement or other instrument evidencing the Award and delivered a copy thereof, including by way of electronic transmission, to the Company, and otherwise complied with the then applicable terms and conditions of the Plan and the Award Agreement.
13.4. Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.
13.5. Cancellation of Award. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, establishes a relationship with a competitor of the Company or any Subsidiary or engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary (including conduct contributing to any financial restatements or financial irregularities), as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.
13.6. Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
13.7. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan and any Stock Appreciation Rights constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.
13.8. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
13.9. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.
13.10. Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.11. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
13.12. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.
13.13. Effective Date of Plan; Termination of Plan. The Plan originally became effective as of May 23, 2007. This amendment and restatement of the Plan shall be effective as of May 14, 2009, provided this amendment and restatement is adopted by the Board on or before such date and approved by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company held on such date. If this amendment and restatement of the Plan is not so approved by the holders of the shares, then this amendment and restatement shall be void ab initio, and the Plan as in effect immediately prior to this amendment and restatement shall continue in effect as if this amendment and restatement had not occurred. Awards may be granted under the Plan at any time and from time to time on or prior to May 23, 2017, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.
13.14. Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.
13.15. Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.
13.16. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.